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                                                                       Exhibit 5

                       [LETTERHEAD OF CONNER & WINTERS]

                                 June 26, 2001


Vintage Petroleum, Inc.
110 West Seventh Street
Tulsa, Oklahoma 74119

     Re:  Vintage Petroleum, Inc.
          Registration Statement on Form S-4 (the "Registration Statement")

Gentlemen:

     We have acted as counsel for Vintage Petroleum, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the proposed offering by the Company of up to $200,000,000 in aggregate principal amount of its 7 7/8% Senior Subordinated Notes due 2011 (the "Exchange Notes") in exchange for up to $200,000,000 in aggregate principal amount of its outstanding 7 7/8% Senior Subordinated Notes due 2001 (the "Outstanding Notes"). The Exchange Notes are to be issued under an Indenture dated as of May 30, 2001, between the Company and The Chase Manhattan Bank, as Trustee (the "Indenture").

     In reaching the conclusions expressed in this opinion, we have (a) examined the Registration Statement, the prospectus contained therein, the Indenture, and such certificates of public officials and of corporate officers and directors and such other documents and matters as we have deemed necessary or appropriate,
(b) relied upon the accuracy of facts and information set forth in all such documents, and (c) assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals from which all such copies were made.

     Based on the foregoing, we are of the opinion that the Exchange Notes have been duly authorized by the Company and that, when the Registration Statement has become effective under the Securities Act and the Exchange Notes have been duly executed and authenticated in accordance with the Indenture and issued and delivered in exchange for the Outstanding Notes as described in the Registration Statement, the Exchange Notes will be validly issued and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or other laws affecting the enforcement of creditors' rights generally from time to time in effect and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
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June 26, 2001
Page 2

     We are members of the bar of the State of Oklahoma. Our opinion expressed above is limited to the laws of the State of Oklahoma, the corporate laws of the State of Delaware, and the federal laws of the United States of America, and we do not express any opinion herein concerning the laws of any other jurisdiction. As used herein, the term "corporate laws of the State of Delaware" includes the statutory provisions of the Delaware General Corporation Law, all applicable provisions of the Delaware constitution and judicial decisions interpreting these laws as of the date of this opinion. To the extent that the opinion expressed herein relates to matters governed by the laws of the State of New York, we have assumed that the applicable law of the State of New York is the same as the applicable law of the State of Oklahoma in all relevant respects.

     We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement and the Prospectus constituting a part thereof under the caption "Legal Matters." In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                    Very truly yours,

                                    CONNER & WINTERS
                                    A Professional Corporation



                                    /s/ CONNER & WINTERS